Exhibit 10.01

FIRST AMENDMENT TO CREDIT AGREEMENT

STEAK N SHAKE OPERATIONS, INC., an Indiana corporation (the "Company") and  FIFTH THIRD BANK, an Ohio banking corporation, successor by merger to Fifth Third Bank, a Michigan banking corporation (the "Bank"), being parties to that certain Credit Agreement dated as of September 30, 2009, (the "Agreement")  agree to amend the Agreement by this First Amendment to Credit Agreement (this "Amendment") as follows.

1.           DEFINITIONS.  All defined terms used herein which not otherwise defined in this Amendment shall have their respective meanings set forth in the Agreement.

(a)	Amended Definition. The following definition appearing under Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

•
“Indebtedness” means, without duplication and determined on a consolidated basis for all Obligors (i) all obligations of the Obligors for borrowed money or with respect to deposits or advances of any kind, including but not limited to the maximum amount which may be borrowed under the Revolving Loan under this Agreement without reference to the actual outstanding principal balance, (ii) all obligations of the Obligors evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of the Obligors upon which interest charges are customarily paid, (iv) all obligations of the Obligors under conditional sale or other title retention agreements relating to property acquired by the Obligors, (v) all obligations of the Obligors in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (vi)  all guarantees by the Obligors of indebtedness of others, (vii) all capital lease obligations of the Obligors, (viii) all obligations, contingent or otherwise, of the Obligors as an account party in respect of letters of credit and letters of guaranty, (ix) all obligations, contingent or otherwise, of the Obligors in respect of bankers' acceptances; (x) all obligations of the Obligors under leases of real estate or other property; all Obligations of the Company payable to the Bank hereunder; and (xi) all obligations of the Obligors payable to the Noteholders under the Prudential Note Purchase Agreement.

(b)	New Definition. The following new definition is hereby added to Section 1 of the Agreement as follows:

•
"First Amendment" means that certain agreement entitled "First Amendment to Credit Agreement" entered into by and between the Company and the Bank dated as of February 2, 2010, for the purpose of amending this Agreement.

2.           DELETION OF MINIMUM LIQUIDITY COVENANT.  Effective as of the date of this Amendment, Section 5(g)(iii) of the Agreement  requiring a minimum liquidity is hereby deleted.

3.           FIXED CHARGE COVERAGE RATIO.  The definition of “FCCR Test Period” appearing in Section 5(g)(i) of the Agreement is hereby amended and restated in its entirety as follows:
“As used herein, the term ‘FCCR Test Period’ means each period of four (4) consecutive fiscal quarters ending at the end of each fiscal quarter, except for the first three fiscal quarters of the fiscal year ending in September, 2010, as to which compliance with the Fixed Charge Coverage Ratio” shall be measured on a cumulative basis as of the end of each such fiscal quarter.”

4.           RESTRICTED PAYMENTS.  Section 6(k) of the Agreement is hereby amended and restated in its entirety as follows:

k.
Restricted Payments.  The Company shall not purchase or redeem any shares of the capital stock of the Company or declare or pay any dividends thereon except for dividends payable entirely in capital stock; provided, that the Company may make distributions and pay dividends to the Parent and make payments of intercompany Indebtedness to any of the Consolidated Entities (each such dividend, payment, and distribution is hereinafter called a “Distribution,” and  in the plural,  the “Distributions”) provided that:  (i) the aggregate amount of all such Distributions made during the fiscal year ending September 30, 2009, does not exceed $47,000,000, (ii) after making any such Distribution, the Company’s Modified Fixed Charge Coverage Ratio (as hereinafter defined) for the period of four (4) fiscal quarters ending at the end of the fiscal quarter in which such Distribution is made (such period hereinafter called the “Distribution Test Period”) is not less than 1.00 to 1.00 for the Distribution Test Period ending September 30, 2009, and not less than 1.20 to 1.00 for any Distribution Test Period ending thereafter; (iii) the Fixed Charge Coverage Ratio is not less than 1.75 to 1.00  for the Distribution Test Period in which the Distribution is made prior to making such Distribution; and (iv) no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of the payment of any such Distribution..  For purposes of testing compliance with this covenant, all Distributions made in any fiscal quarter shall be aggregated, and any Distribution permitted by the preceding sentence but not made during the fiscal year ending September 30, 2009, may be made during the first fiscal quarter of fiscal year 2010 and shall not be included in the calculation of Distributions permitted in the Distribution Test Period ending at the end of the first fiscal quarter of fiscal year 2010; provided, that in any event no Distribution may be made in the first fiscal quarter of fiscal years 2010 if an Event of Default or Unmatured Event of Default exists and is continuing at the time of any such Distribution.  Notwithstanding the foregoing, so long as no events of default exist and the Borrower meets its 1.75 minimum Fixed Charge Coverage Ratio and maximum 1.50 to 1.0 Total Liabilities to Tangible Net Worth Ratio.

As used herein, the term “Modified Fixed Charge Coverage Ratio” means the Fixed Charge Coverage Ratio with the aggregate amount of all Distributions made in the period tested subtracted from the numerator thereof.

Notwithstanding the foregoing, in the event no Event of Default or Unmatured Event of Default has occurred and is continuing and the Company is in compliance with the financial covenants stated in Section s 5(g) herein, compliance with this covenant shall be waived in all respects.

5.           RELEASE OF PARENT GUARANTY.  Effective January 28, 2010, the Bank acknowledges the release of The Steak n Shake Company from any and all liability under its Guaranty Agreement dated as of September 30, 2009, in favor of  the Bank, which after January 28, 2010,  shall be null and void and of no further force or effect.

6.           REPRESENTATIONS AND WARRANTIES.  In order to induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties contained in the Agreement are correct as of the date of this Amendment, except that (i) they shall be deemed to also refer to this Amendment as well as all documents named herein and, (ii) Section 3(d) of the Agreement  shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company delivered to the Bank.

7.           EVENTS OF DEFAULT.  The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement, as amended by this Amendment, has occurred and is continuing as of the date of this Amendment.

8.           CONDITIONS PRECEDENT.  As conditions precedent to the effectiveness of this Amendment, the Bank shall have received the following contemporaneously with execution and delivery of this Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

(i)	This Amendment duly executed by the Company and the Bank.

(ii)	The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit "A" duly executed by Steak n Shake Enterprises, Inc.

(iii)	The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit "B" duly executed by Steak n Shake, LLC.

(iv)
Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party, certified by the Secretary of the Board of Directors of the Company as being in full force and effect and duly adopted as of the date of this Amendment.

(v)
The Certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to execute this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(vi)
Resolutions of the Board of Directors of Steak n Shake Enterprises, Inc. authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and the other Loan Documents provided for in this Amendment to which Steak n Shake Enterprises, Inc. is a party, certified by the Secretary of the Board of Directors of Steak n Shake Enterprises, Inc. as being in full force and effect and duly adopted as of the date of this Amendment.

(vii)
The Certificate of the Secretary of the Board of Directors of Steak n Shake Enterprises, Inc. certifying the names of the officer or officers authorized to execute this Amendment and all other Loan Documents provided for in this Amendment to which Steak n Shake Enterprises, Inc. is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(viii)
Resolutions of the Board of Directors of Steak n Shake Operations, Inc.,  the sole member of Steak n Shake, LLC authorizing the execution, delivery and performance, respectively, of the Reaffirmation of Guaranty Agreement to be executed by Steak n Shake, LLC and all other Loan Documents provided for in this Amendment to which Steak n Shake, LLC is a party, certified by the Secretary of the Board of Directors of Steak n Shake Operations, Inc. as being in full force and effect and duly adopted as of the date of this Amendment.

(ix)	Such other documents as the Bank may reasonably request.

9.           PRIOR AGREEMENTS.  The Agreement, as amended by this Amendment, supersedes all previous agreements and commitments made or issued by the Bank with respect to the Loans and all other subjects of this Amendment, including, without limitation, any oral or written proposals which may have been made or issued by the Bank.

10.           EFFECT OF AMENDMENT.  The provisions contained herein shall serve to supplement and amend the provisions of the Agreement.  To the extent that the terms of this Amendment conflict with the terms of the Agreement, the provisions of this Amendment shall control in all respects.

11.           REAFFIRMATION.  Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written and as previously amended.

12.           COUNTERPARTS.   This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

IN WITNESS WHEREOF, the Company and the Bank have executed and delivered in Indiana this First Amendment Credit Agreement by their respective duly authorized officers as of February 2, 2010.

STEAK N SHAKE OPERATIONS, INC., an Indiana corporation

By:	/s/ Sardar Biglari
Chairman and Chief Executive Officer
(Printed name and title)

FIFTH THIRD BANK, an Ohio banking corporation, successor by merger to Fifth Third Bank, a Michigan banking corporation

By:	_/s/ William J. Krummen
William J. Krummen, Vice President

SCHEDULE OF EXHIBITS

Exhibit "A"	-	Reaffirmation of Guaranty Agreement (Steak n Shake Enterprises, Inc.)

Exhibit "B"	-	Reaffirmation of Guaranty Agreement (Steak n Shake, LLC)